Exhibit 99.1

CONTACTS: (408) 995-5115
Media Relations: Bill Highlander, Ext. 1244
Investor Relations: Rick Barraza, Ext. 1125

CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Liquidity Program Completed With More Than $2.7 Billion in Total Proceeds
$4.2 Billion of Refinancing Obligations Completed
Company Provides 2004 Financial Guidance

     (SAN JOSE, CALIF.) /PR NEWSWIRE-First Call/ Feb. 26, 2004 — Calpine Corporation [NYSE:CPN], one of North America’s leading power companies, today announced financial and operating results for the three and twelve months ended Dec. 31, 2003. A conference call, set for 8:30 a.m. PST today, will be accompanied by a comprehensive presentation of the 2003 results and 2004 guidance. The presentation will be located on Calpine’s investor relations page at www.calpine.com.

     For the quarter ended Dec. 31, 2003, the company reported earnings per share of $0.29, or $119.6 million of net income, compared with a loss per share of $0.07, or $25.2 million of net loss, for the quarter ended Dec. 31, 2002. The results for the fourth quarter ended Dec. 31, 2003, include a gain of approximately $0.38 per share due to the cumulative effect of a change in accounting principle (primarily the adoption of Derivatives Implementation Group (DIG) Issue No. C20 relating to derivative contracts), partially offset by the related amortization of the gain, and certain mark-to-market activity, a gain of approximately $0.10 per share on the sale of assets, primarily oil and gas assets sold to the Calpine Natural Gas Trust, and a gain of approximately $0.09 per share from the purchases of outstanding debt. Partially offsetting these gains, the company recorded a loss of approximately $0.14 per share for other charges related primarily to equipment and natural gas impairment cost, office space write-downs and costs associated with the termination of long-term service contracts.

     For the twelve months ended Dec. 31, 2003, the company reported earnings per share of $0.71, or $282.0 million of net income, compared with earnings per share of $0.33, or $118.6 million of net income, for the twelve months ended Dec. 31, 2002. The results for the twelve months ended Dec. 31, 2003, include a gain of approximately $0.37 per share due to the cumulative effect of a change in accounting principle (primarily the adoption of DIG Issue No. C20), partially offset by the related amortization of the gain, and certain mark-to-market activity, a gain of approximately $0.09 per share on the sale of assets, primarily oil and gas assets sold to the Calpine Natural Gas Trust, and a gain of approximately $0.40 per share from the purchases of outstanding debt. Partially offsetting these gains, the company recorded a loss of approximately $0.25 per share for other charges related primarily to equipment and natural gas impairment cost, office space write-downs, costs associated with the termination of long-term service contracts and foreign exchange translation losses.

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CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Feb. 26, 2004

	Fourth Quarter			Year-End
	(unaudited)			(unaudited)
	2003	2002	% Chg	2003	2002	% Chg
Megawatt-hours Generated (millions)(a)	20.4	20.3	0.5%	82.4	72.8	13%
Megawatts in Operation at Dec. 31	22,130	19,050	16%	22,130	19,050	16%
Revenue (millions) (b)	$1,920.6	$1,869.6	3%	$8,919.5	$7,391.9	21%
Net Income (Loss) (millions)	$119.6	$(25.2)	575%	$282.0	$118.6	138%
Diluted Earnings (Loss) Per Share	$0.29	$(0.07)	514%	$0.71	$0.33	115%
Operating Cash Flow (millions)	$114.8	$269.1	(57)%	$286.1	$1,068.5	(73)%
EBITDA, as adjusted (millions) (c)	$517.4	$269.7	92%	$1,768.5	$1,181.3	50%
EBITDA, as adjusted, before non-cash and other charges (millions) (d)	$422.7	$405.2	4%	$1,581.9	$1,523.1	4%
Total Assets (billions)	$27	$23	17%	$27	$23	17%

(a)	From continuing operations.

(b)	Reflects the fourth quarter 2003 adoption of Emerging Issues Task Force Issue No. 03-11, “Reporting Realized Gains and Losses on Derivative Instruments That Are Subject to FASB Statement No. 133 and Not “Held for Trading Purposes” As Defined in EITF Issue No. 02-3: “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities” (“EITF Issue No. 03-11”). The impact of our implementation of EITF Issue No. 03-11 relating to netting certain transactions was the reduction of fourth quarter and year ended 2003 revenue and cost of revenue by approximately $255 million.

(c)	Earnings Before Interest, Tax, Depreciation and Amortization, as adjusted; see attached Supplemental Data for reconciliation from net income.

(d)	See attached Supplemental Data for reconciliation from EBITDA, as adjusted.

     “2003 was a good year for Calpine. We continued to prosper in evolving market conditions — strengthening our financial position, creating opportunity for growth and adding value for our customers and investors,” Calpine President and CEO Peter Cartwright said.

     “During the year, Calpine refinanced $4.2 billion of maturities, raised $2.7 billion through liquidity transactions and reduced debt by $461 million. We also expanded our revenue-generating capabilities — adding 3,500 megawatts of capacity and signing more than 7,000 megawatts of power contracts with major load-serving customers. On the operations front, we lowered our cost of production, enhanced plant performance and further benefited from economies of scale.”

     Cartwright added, “While we made great strides in advancing our liquidity and refinancing programs, Calpine’s earnings continued to be impacted by low spark spreads in certain markets. We remain encouraged, however, by continued overall growth in demand — up 1.8% in the United States — despite a cool summer and an economy in transition. And a number of markets, including California, New York and Florida, need additional power capacity to achieve necessary reserve margins.

     “Calpine enters 2004 celebrating 20 years of providing clean, reliable power to wholesale and industrial customers across North America and in the United Kingdom,” Cartwright continued. “The power industry remains a strong, long-term investment, with tremendous opportunity for growth. Calpine has the core earnings power, strong operating assets, predictable cash flow and a business model that meets the opportunities and challenges in today’s dynamic power industry.”

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CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Feb. 26, 2004

2003 Fourth Quarter and Year-End Financial Results

     The company’s growing portfolio of operating power generation facilities contributed to a 13% increase in electric generation production from continuing operations for the twelve months ended Dec. 31, 2003, compared to the same period in 2002. Electric generation and marketing revenue decreased 3% for the three months ended Dec. 31, 2003, compared to the same period in 2002, due to a decline in sales of purchased power for hedging and optimization of $184 million or 29%, offset by an increase in electricity and steam revenue of $129 million or 13%, due to increased production and higher electricity prices. The company’s prospective adoption of EITF Issue No. 03-11 on Oct. 1, 2003, caused Calpine to record on a net basis (versus the previous gross presentation method) approximately $255 million of certain sales and purchases of power for hedging and optimization.

     Electric generation and marketing revenue increased 16% for the twelve months ended Dec. 31, 2003 as electricity and steam revenue increased by $1,474 million or 46%, as a result of increased production and higher electricity prices. This was offset by a decline in sales of purchased power for hedging and optimization of $432 million or 14% for the twelve months ended Dec. 31, 2003. Overall, the company achieved approximately $8.9 billion of revenue for the twelve months ended Dec. 31, 2003, compared to approximately $7.4 billion for the twelve months ended Dec. 31, 2002. Operating results for the three months ended Dec. 31, 2003, reflect flat average realized spark spreads per megawatt-hour compared with the same period in 2002, and there was a 7% decline for the twelve months ended Dec. 31, 2003. While the company experienced an increase in realized electricity prices in 2003, this was more than offset by higher fuel expense. At the same time, higher realized oil and gas pricing resulted in an increase in oil and gas production margins compared to the prior periods.

     During the quarter, the company recorded a gain of $57 million from the termination of the RockGen power contract, and earlier in the year recorded a gain of $53 million from the termination of the Aquila power contract at the Acadia power plant, and other revenue of $67 million in connection with its settlement with Enron, primarily related to the termination of commodity contracts following the Enron bankruptcy. This gain partially offsets the amounts being amortized to fuel expense related to the terminated Enron hedges.

     Plant operating expense, interest expense and depreciation were higher due to the additional plants in operation. Gross profit for the three and twelve months ended Dec. 31, 2003, decreased 47% and 17%, respectively, compared to the same periods in 2002. For the three and twelve months ended Dec. 31, 2003, overall financial results significantly benefited from $65 million and $279 million, respectively, of net pre-tax gains recorded in connection with the purchases of various issuances of debt and preferred securities at a discount.

     In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB 51” (“FIN 46”). In December 2003, the FASB issued FIN 46-R, which revised and replaced FIN 46. Under FIN 46-R, the company deconsolidated Calpine Capital Trust (“the Trust”), which removed $1,116 million of Trust Preferred Securities issued by the Trust from our balance sheet and replaced them with $1,154 million of debentures issued by Calpine to the Trust. These debentures are classified as Notes Payable to Calpine Capital Trusts on the company’s Consolidated Balance Sheet as of Dec. 31, 2003.

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CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Feb. 26, 2004

2003 Liquidity and Refinancing Program

     At the beginning of 2003, Calpine launched an aggressive liquidity-enhancing and refinancing program, which resulted in the company closing approximately $8.6 billion of transactions such as contract monetizations, sales of non-strategic assets, refinancings, and new corporate and project financings.

Liquidity-Enhancing Transactions

     To date, Calpine has completed in excess of $2.7 billion of liquidity-enhancing transactions, exceeding its original $2.3 billion goal. A detailed listing of these transactions and total proceeds is included in the Conference Call Presentation.

     Over the past several months, Calpine:

•	Completed the $250 million, non-recourse project financing facility to fund the construction of its 600-megawatt Rocky Mountain Energy Center.

•	Closed the $133 million monetization of a Pacific Gas and Electric Company note receivable; and

•	Received $36 million for the sale of its 50% interest in the 240-megawatt Gordonsville power plant.

     On Dec. 31, 2003, the company’s liquidity totaled approximately $2.3 billion. This included cash and cash equivalents on hand of approximately $1.0 billion, the current portion of restricted cash and funds escrowed for the repurchase of outstanding debt of approximately $0.8 billion and approximately $0.5 billion of borrowing capacity under the company’s various credit facilities.

Refinancings of Current Maturities

     Over the past twelve months, Calpine completed nearly $6 billion of capital market transactions and successfully refinanced $4.2 billion of current maturities. The company:

•	Completed $3.8 billion of term loan and secured notes offerings — the largest high-yield financing in the capital markets in seven years;

•	Raised an additional $400 million through an add-on offering of its secured notes;

•	Completed an $800 million Calpine Construction Financing I (CCFC I) loan refinancing with a secured bond issuance; and

•	Issued $900 million of convertible bonds to refinance the 4% Convertible Senior Notes Due 2006 that can be put to the company in December 2004.

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CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Feb. 26, 2004

     Calpine used proceeds from these offerings to refinance the following credit facilities:

•	The $1 billion working capital revolver that matured in May 2003;

•	The $1 billion CCFC I facility that matured in November 2003;

•	The $1 billion term loans that were scheduled to mature in May 2004; and

•	A portion of the $1.2 billion 4% Convertible Senior Notes Due 2006, that can be put to the company in December 2004. At Dec. 31, 2003, the company had repurchased $540 million of the convertible notes. On Feb. 7, 2004, Calpine announced a cash tender offer for the outstanding principal amount of the 4% Convertible Senior Notes Due 2006 of approximately $483 million.

     In 2003, with the remaining proceeds from the offerings, Calpine has repurchased $2,035.9 million of the principal amount of its outstanding debt and preferred securities in exchange for $1,575.4 million in cash and 30 million shares of Calpine common stock valued at approximately $158.1 million. As a result, in 2003, the company has realized a net pre-tax gain on the repurchase of securities of $278.6 million, while reducing indebtedness by approximately $460.5 million. Subsequent to Dec. 31, 2003, the company repurchased approximately $177.0 million in principal amount of its outstanding 4% Convertible Senior Notes Due 2006 that can be put to the company in exchange for approximately $176.0 million in cash.

2003 Operations Update

     In 2003, Calpine continued to execute its strategy of being the low-cost power producer in the markets it serves. The company operated its power plants with outstanding reliability, lower operating costs, a high availability record and produced approximately 20% of its North American natural gas requirements. Today, its 22,130-megawatt portfolio includes 87 power plants in 21 states, three Canadian provinces and the United Kingdom.

     During the year, Calpine:

•	Continued to enhance its safety program, with a 0.30 Lost Time Accident (LTA) rate for all Calpine employees — well below the industry average LTA rate of 1.10;

•	Received the British Safety Council Five Star Award and the coveted Sword of Honour - all for excellence in safety and environmentally responsible operations at its Saltend, U.K. power plant;

•	Operated 87 natural gas-fired and geothermal power plants with an average availability of 91.4%;

•	Produced a record 82.4 million megawatt-hours, representing a 13% increase over 2002 levels;

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CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Feb. 26, 2004

•	Achieved an average baseload heat rate of 7,253 British thermal units per kilowatt-hour for the year, significantly below the industry average;

•	Benefited from productivity improvements and economies of scale, with plant operating expense (assuming a 70% capacity factor) declining 6% from $5.75 per megawatt-hour to $5.43 per megawatt-hour in 2003.

•	Completed construction of 15 power plants, totaling approximately 3,500 net megawatts;

•	Advanced construction of 14 power projects, representing 7,800 megawatts of additional capacity;

•	Produced approximately 264 million cubic feet equivalent per day of natural gas — representing about 20% of Calpine’s total North American fuel consumption requirement;

•	Achieved an industry first for dry low nitrogen oxide (NOx) emissions control in natural gas-fired turbines with the installation of Power Systems Mfg., LLC’s Low Emissions Combustion system to a Frame 7EA gas turbine unit. At final settings, the system lowered NOx emissions to 4.75 parts per million (ppm) and carbon monoxide emissions to 0 ppm — an industry first for a Frame 7EA gas turbine; and

•	Completed the Santa Rosa Geysers Recharge Project, which injects as much as 11 million gallons per day of recycled water originating from the City of Santa Rosa’s municipal water system. Water delivered through the 40-mile pipeline is helping extend the life of a valuable natural geothermal resource.

New Market Opportunities

     In 2003, Calpine continued to add value for customers through customized energy products and access to its geographically diversified and integrated systems of power plants and natural gas assets. The company expanded its energy services capabilities with the acquisition of Netherlands-based Thomassen Turbine Systems (TTS). TTS will complement Calpine’s broad array of energy services by providing component parts and repair services worldwide.

     Calpine delivered power under short-, mid- and long-term contracts to help manage risk and lock-in price certainty for the company and its customers. Throughout the year, Calpine entered into power contracts with major load-serving customers, representing more than 7,000 megawatts of capacity. The company ended the year actively pursuing numerous opportunities, representing more than 22,000 megawatts of capacity.

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CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Feb. 26, 2004

     Calpine recently announced a number of new power contracts with major load-serving customers in key power markets, including agreements with:

•	Five power sales contracts to supply approximately 350 megawatts of electricity to five New England-based electric distribution companies for delivery in 2004. Under the terms of the contracts, which range in duration from three to six months, Calpine will provide a total of approximately 740,000 megawatt-hours of electricity.

•	Cleco Power LLC to deliver a one-year supply of as many as 500 megawatts of power beginning January 2005, including delivery of 200 megawatts of power around the clock;

•	Utility Choice Electric to supply varying amounts of electricity, up to a maximum of 155 megawatts, for one year beginning Dec. 1, 2003.

     Included in the attached Supplemental Data to this news release is an updated report summarizing Calpine’s total estimated generation capacity and capacity currently under contract through 2008. A full detailed report is available on the company’s website at www.calpine.com.

2004 Earnings Guidance

     Based upon an assumed average market spark spread of $7 per megawatt-hour, the company is providing breakeven GAAP earnings guidance for the year ending Dec. 31, 2004. EBITDA, as adjusted, is anticipated to be approximately $1.7 billion for 2004. Further detail regarding the company’s 2004 outlook is provided in the conference call presentation.

Conference Call Information

     Calpine will host a conference call to discuss its fourth quarter and year-end 2003 financial and operating on Thursday, Feb. 26, 2004, at 8:30 a.m. PST. To participate via the teleconference (in listen-only mode), dial 1-888-603-6685 at least five minutes before the start of the call. In addition, Calpine will simulcast the conference call and a PowerPoint Presentation live via the Internet. The web cast and presentation will be available for 30 days on Calpine’s investor relations page at www.calpine.com.

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CALPINE REPORTS 2003 FINANCIAL AND OPERATING RESULTS

Feb. 26, 2004

About Calpine

     Calpine Corporation, celebrating its 20th year in power in 2004, is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world’s largest producer of renewable geothermal energy, and owns or has access to approximately one trillion cubic feet equivalent of proved natural gas reserves in the United States and Canada. The company is listed on the S&P 500, and was named FORTUNE’s 2004 America’s Most Admired energy company. Calpine was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

This news release discusses certain matters that may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation (“the Company”) and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in legislation and regulation of energy markets and the rules and regulations adopted from time to time with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) a competitor’s development of lower cost generating gas-fired power plants; (vi) risks associated with marketing and selling power from power plants in dynamic energy markets; (vii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; (viii) the effects on the Company’s business resulting from reduced liquidity in the trading and power industry; (ix) the Company’s ability to access the capital markets or obtain bank financing on attractive terms; (x) the direct or indirect effects on the Company’s business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the Company’s current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms; and (xi) other risks identified from time-to-time in the Company’s reports and registration statements filed with the SEC, including its Annual Report on Form 10-K for the year ended Dec. 31, 2002, its Form 8-K filed on Oct. 23, 2003, and its Quarterly Report on Form 10-Q for the quarter ended Sep. 30, 2003, which can be found on the Company’s website at www.calpine.com. This news release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which can be found in the Supplemental Data tables in this release. All information set forth in this news release is as of today’s date, and the Company undertakes no duty to update this information.

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CALPINE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the Three and Twelve Months Ended December 31, 2003 and 2002
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenue:
Electric generation and marketing revenue
Electricity and steam revenue	$1,119,312	$990,580	$4,695,744	$3,222,202
Sales of purchased power for hedging and optimization.	445,085	629,264	2,714,187	3,145,991

Total electric generation and marketing revenue	1,564,397	1,619,844	7,409,931	6,368,193
Oil and gas production and marketing revenue
Oil and gas sales	24,739	30,188	107,662	120,930
Sales of purchased gas for hedging and optimization	359,250	205,817	1,320,902	870,466

Total oil and gas production and marketing revenue	383,989	236,005	1,428,564	991,396
Mark-to-market activities, net	(37,697)	12,376	(26,439)	21,485
Other revenue	9,886	1,416	107,483	10,787

Total revenue	1,920,575	1,869,641	8,919,539	7,391,861

Cost of revenue:
Electric generation and marketing expense
Plant operating expense	168,238	133,834	679,031	505,971
Royalty expense	6,093	4,523	24,932	17,615
Purchased power expense for hedging and optimization	435,508	578,491	2,690,069	2,618,445

Total electric generation and marketing expense	609,839	716,848	3,394,032	3,142,031
Oil and gas operating and marketing expense
Oil and gas operating expense	27,075	30,379	106,244	97,499
Purchased gas expense for hedging and optimization	338,257	149,869	1,279,568	821,065

Total oil and gas operating and marketing expense	365,332	180,248	1,385,812	918,564
Fuel expense	605,071	570,950	2,564,742	1,752,901
Depreciation, depletion and amortization expense	164,102	135,681	583,912	453,411
Operating lease expense	27,772	26,145	112,070	111,022
Other cost of revenue	21,768	2,825	42,270	7,279

Total cost of revenue	1,793,884	1,632,697	8,082,838	6,385,208

Gross profit	126,691	236,944	836,701	1,006,653
Income from unconsolidated investments in power projects	(8,119)	(5,991)	(76,703)	(16,552)
Equipment cancellation and impairment cost	44,443	211,182	64,384	404,737
Long-term service agreement cancellation charge	16,355	—	16,355	—
Project development expense	7,667	37,507	21,804	66,981
General and administrative expense	86,376	65,397	265,653	229,011

Income (loss) from operations	(20,031)	(71,151)	545,208	322,476
Interest expense	229,580	133,073	726,103	413,690
Distributions on trust preferred securities	—	15,668	46,610	62,632
Interest income	(11,936)	(10,350)	(39,716)	(43,087)
Minority interest expense	17,149	848	27,330	2,716
Other expense (income)	(175,306)	(100,415)	(324,738)	(152,220)

Income (loss) before benefit for income taxes	(79,518)	(109,975)	109,619	38,745
Benefit for income taxes	(19,692)	(45,578)	(134)	(14,945)

Income (loss) before discontinued operations and cumulative effect of a change in accounting principle	(59,826)	(64,397)	109,753	53,690
Discontinued operations, net	(966)	39,239	(8,674)	64,928
Cumulative effect of a change in accounting principle, net of tax	180,414	—	180,943	—

Net income (loss)	$119,622	$(25,158)	$282,022	$118,618

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	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Basic earnings per common share:
Weighted average shares of common stock outstanding	412,747	378,843	390,772	354,822
Income (loss) before discontinued operations and cumulative effect of a change in accounting principle	$(0.15)	$(0.17)	$0.28	$0.15
Discontinued operations, net of tax	$—	$0.10	$(0.02)	$0.18
Cumulative effect of a change in accounting principle, net of tax	$0.44	$—	$0.46	$—

Net income (loss)	$0.29	$(0.07)	$0.72	$0.33

Diluted earnings per common share:
Weighted average shares of common stock outstanding before dilutive effect of certain convertible securities	412,747	378,843	396,219	362,533
Income (loss) before dilutive effect of certain convertible securities, discontinued operations and cumulative effect of a change in accounting principle	$(0.15)	$(0.17)	$0.28	$0.15
Dilutive effect of certain convertible securities (1)	$—	$—	$—	$—

Income (loss) before discontinued operations and cumulative effect of a change in accounting principle	$(0.15)	$(0.17)	$0.28	$0.15
Discontinued operations, net of tax	$—	$0.10	$(0.02)	$0.18
Cumulative effect of a change in accounting principle, net of tax	$0.44	$—	$0.45	$—

Net income (loss)	$0.29	$(0.07)	$0.71	$0.33

The financial information presented above and in the Supplemental Data attached hereto is subject to adjustment until the company files its Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2003.

(1)	No convertible securities were included in the periods presented above, as the securities were antidilutive.

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CALPINE CORPORATION AND SUBSIDIARIES
Supplemental Data
(unaudited)

CASH FLOW DATA

	Twelve Months Ended
	December 31,
	2003	2002
(in thousands)
Cash provided by operating activities	$286,132	$1,068,466
Cash used in investing activities	(2,984,932)	(3,837,827)
Cash provided by financing activities	3,091,845	1,757,396
Effect of exchange rate changes on cash and cash equivalents	19,275	(2,693)

Net increase (decrease) in cash and cash equivalents	$412,320	$(1,014,658)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA, AS ADJUSTED (1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
(in thousands)
GAAP net income (loss)	$119,622	$(25,158)	$282,022	$118,618
Income from unconsolidated investments in power projects	(8,119)	(5,991)	(76,703)	(16,552)
Distributions from unconsolidated investments in power projects	15,948	11,973	141,627	14,117

Subtotal	127,451	(19,176)	346,946	116,183
Interest expense	229,580	133,073	726,103	413,690
1/3 of operating lease expense	9,257	8,715	37,357	37,007
Distributions on trust preferred securities	—	15,668	46,610	62,632
Provision for income taxes	(19,692)	(45,578)	(134)	(14,945)
Depreciation, depletion and amortization expense	169,630	141,371	608,182	474,225
Interest expense, provision for income taxes and depreciation, depletion and amortization from discontinued operations	1,140	35,592	3,390	92,544

EBITDA, as adjusted	$517,366	$269,665	$1,768,454	$1,181,336

RECONCILIATION OF EBITDA, AS ADJUSTED TO EBITDA, AS ADJUSTED BEFORE NON-CASH AND OTHER CHARGES (2)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
(in thousands)
EBITDA, as adjusted	$517,366	$269,665	$1,768,454	$1,181,336
Gain from cumulative effect of a change in accounting principle, net of tax	(180,414)	—	(180,943)	—
Gain on extinguishment of debt	(64,611)	(114,529)	(278,612)	(118,020)
Foreign currency translation (gains)/losses	(2,888)	1,981	33,346	986
Equipment cancellation and impairment cost	44,443	211,182	64,384	404,737
Mark-to-Market activity (gains)/losses	31,851	(1,562)	50,773	4,605
Minority interest expense	17,149	848	27,330	2,716
Long-term service agreement cancellation change	16,355	—	16,355	—
Other non-cash and other charge	43,402	37,595	80,840	46,717

EBITDA, as adjusted, for non-cash and other charges	$422,653	$405,180	$1,581,927	$1,523,077

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SUPPLEMENTARY POWER DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Generation (in mwh, in thousands) (3)	20,355	20,264	82,423	72,767
Average electric price realized (per mwh)	$55.46	$51.39	$57.26	$51.53
Average spark spread adjusted for benefits of equity gas production (per mwh)	$23.91	$24.09	$24.56	$26.43

SUPPLEMENTARY EQUIVALENT NATURAL GAS PRODUCTION DATA (4)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
(in Bcfe)
Natural Gas Production
United States	14	15	58	56
Canada	8	11	39	46

Total	22	26	97	102

Average daily production rate	0.241	0.278	0.264	0.280
Average realized price per mcf	$4.58	$3.71	$5.10	$2.90

Average unit cost per mcf (excluding interest expense)	$3.84	$2.65	$2.89	$2.43

CALPINE CONTRACTUAL PORTFOLIO — AS OF DECEMBER 31, 2003

	2004	2005	2006	2007	2008
Estimated Generation Capacity (in millions of mwh)
- Baseload	170.6	194.5	204.3	206.4	207.0
- Peaking	23.9	25.0	25.4	25.5	25.5

Total	194.5	219.5	229.7	231.9	232.5

Contractual Generation (in millions of mwh)
- Baseload	80.9	69.1	57.5	42.1	38.6
- Peaking	18.6	18.5	17.4	17.4	17.5

Total	99.5	87.6	74.9	59.5	56.1

% Sold
- Baseload	47%	36%	28%	20%	19%
- Peaking	78%	74%	69%	68%	69%
- Total	51%	40%	33%	26%	24%
Contractual Spark Spread	$2,145	$2,111	$1,921	$1,546	$1,485
(in millions)

-table continues-

	As of	As of
CAPITALIZATION	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
Cash and cash equivalents balance (in billions)	$1.0	$0.6
Total debt (in billions) (5)(7)	$17.7	$14.1
Debt to capitalization ratio (5)(7)	78%	73%
Present value of operating leases (in billions)	$1.3	$1.4
Unconsolidated debt of equity method investments (estimated, in billions) (6)	$0.1	$0.2
(in thousands):
Short-term debt
Notes payable, term loan and borrowings under lines of credit, current portion	$254,292	$340,703
Preferred interests, current portion	11,220	—
Capital lease obligation, current portion	4,008	3,454
Construction/project financing, current portion	2,265,466	1,307,291
Senior notes, current portion	14,500	—

Total short-term debt	2,549,486	1,651,448
Long-term debt
Notes payable, term loan and borrowings under lines of credit, net of current portion	873,572	957,814
Notes payable to Calpine Capital Trusts (7)	1,153,500	—
Preferred interests	232,412	—
Capital lease obligation, net of current portion	193,741	197,653
Construction/project financing, net of current portion	1,995,286	3,212,022
Convertible Senior Notes	1,310,059	1,200,000
Senior notes, net of current portion	9,369,253	6,894,801

Total long-term debt	15,127,823	12,462,290
Total debt (5)(7)	$17,677,309	$14,113,738
Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts (HIGH TIDES) (7)	$—	$1,123,969
Minority interests	$410,892	$185,203
Total stockholders’ equity (8)	$4,631,497	$3,851,914
Total capitalization	$22,719,698	$19,274,824

Debt to capitalization ratio
Total debt (5)(7)	$17,677,309	$14,113,738
Total capitalization	$22,719,698	$19,274,824
Debt to capitalization (5)(7)	78%	73%

(1)	This non-GAAP measure is presented not as a measure of operating results, but rather as a measure of our ability to service debt. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities to be disclosed in the company’s Form 10-K for the year ended December 31, 2003. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expense, plus depreciation, depletion and amortization, plus distributions on trust preferred securities. The interest, tax and depreciation, depletion and amortization components of discontinued operations are added back in calculating EBITDA, as adjusted.

(2)	This non-GAAP measure is presented as a further refinement of EBITDA, as adjusted, to reflect the company’s ability to service debt with cash.

(3)	Does not include mwh generated by unconsolidated investments in power projects.

(4)	From continuing operations.

(5)	The December 31, 2003, amounts include classifications as debt of certain preferred equity interests totaling $244 million from the adoption, effective July 1, 2003, of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Excluding the effects of these items, total debt would have been $17.4 billion and the debt to capitalization ratio would have been 77%. Under SFAS No. 150, prior periods are not restated.

(6)	Amounts based on Calpine’s ownership percentage.

(7)	In 2003 the HIGH TIDES were classified as debt due to the adoption of FIN 46-R prospectively on October 1, 2003. In 2002 they were classified between debt and equity on the balance sheet. Without this adoption of FIN 46-R, the capitalization rate would have been 73% at December 31, 2003, which is unchanged from the debt to capitalization ratio at December 31, 2002.

(8)	Includes accumulated other comprehensive income (loss) (“AOCI”) of $66,837 at December 31, 2003 and $(237,457) at December 31, 2002. Excluding AOCI from stockholders’ equity would not change the debt to capitalization ratio at December 31, 2003, and would change the ratio to 72% at December 31, 2002.

###

CALPINE CORPORATION 4th QUARTER & YEAR ENDED DECEMBER 31, 2003 EARNINGS CONFERENCE CALL

CALPINE PARTICIPANTS PETER CARTWRIGHT Chairman, Chief Executive Officer and President BOB KELLY Executive Vice President and Chief Financial Officer LISA BODENSTEINER Executive Vice President and General Counsel CHUCK CLARK Senior Vice President, Corporate Controller and Chief Accounting Officer RICK BARRAZA Senior Vice President, Investor Relations

FORWARD-LOOKING STATEMENT This presentation discusses certain matters that may be considered "forward- looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expected financial performance, our strategic and operational plans, as well as all assumptions, expectations, predictions, intentions, or beliefs about future events. Investors are cautioned that any forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, its form 8-K filed on October 23, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which can be found on the Company's website at www.calpine.com. This includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which can be found in Appendix A in this presentation.

CALPINE CORPORATION - THE FIRST 20 YEARS Largest Independent Power Company in North America Most Modern, Efficient Fleet of Power Generation Assets 87 Plants, 22,130 mw in Operation Today Growing to Over 30,000 mw in 2006 Proved Gas Reserves Assets Managed by Calpine Energy Services 3.4% of U.S. Electrical Consumption 3% of U.S. Natural Gas Supply Strong Foundation in Place

BUSINESS UPDATE

BUSINESS UPDATE SUCCESSFULLY NAVIGATED THE CHALLENGES OF 2003 Strengthened Financial Position Refinanced $4.2 Billion of Maturities Raised $2.7 Billion in Liquidity Decreased Debt by $461 Million with Refinancings Increased Portfolio of Reliable, Efficient Assets 15 Projects, 3,500 mw Executed Over 7,000 Megawatts of Power Contracts Improved Plant Performance and Reduced Operating Costs

4th Qtr. Year 2002 1.9 7.4 2003 1.9 8.9 BUSINESS UPDATE 2003 FINANCIAL PERFORMANCE Q4 Year 2002 -25.2 118.6 2003 119.6 282 Net Income (In Millions) Total Revenue (In Billions) 4th Qtr. Year 4th Qtr. Year

BUSINESS UPDATE GEOGRAPHIC DIVERSITY & SYSTEM APPROACH In Operation - Gas-Fired (21,280 mw) In Operation - Geothermal (850 mw) Under Construction (7,589 mw) U.K.

BUSINESS UPDATE MARKETING AND SALES WSCC ERCOT FRCC MAAC MAIN NEPOOL NYPOOL SERC PJM 20 44 2 3 2 9 1 18 1 WSCC ERCOT FRCC MAIN NEPOOL NYPOOL SERC SPP ECAR MAPP PJM 27 18 1 8 4 6 10 8 5 4 9 Agreements Executed in 2003 7,017 Megawatts Average Life: ? 2 Years Average On-Peak Spark Spread: ? $18/mwh Current Opportunities 22,000 Megawatts Average Life: ? 9 Years

BUSINESS UPDATE PREMIUM PRODUCTS FIRM POWER OPERATIONAL FLEXIBILITY ANCILLARY SERVICES LOCATIONAL VALUE

MOST EFFICIENT NORTH AMERICAN POWER GENERATION FLEET Combined-Cycle Megawatts By Company Operation Construction 0 5,000 10,000 15,000 20,000 25,000 30,000 FPL (1) FPL (2) Southern (2) Xcel (2) Southern (1) Progress (1) Exelon (2) Calpine Duke (2) Megawatts (1) Regulated (2) Non-Regulated Source: Company Data

2001 2002 2003 East 6.75 5.75 5.43 BUSINESS UPDATE REDUCING OPERATING COSTS Economies of Scale System Approach Components Manufacturing Turbine Maintenance In-House Service Agreements Plant Operating Expense Per mwh @ an Assumed 70% Capacity Factor Megawatts in Operation at Year-End 11,100 19,050 22,130 Competitive Advantage $200 Million / Yr Cost Savings

2003 FINANCIAL RESULTS

2003 FINANCIAL RESULTS KEY FINANCIAL HIGHLIGHTS (In Millions, except EPS) (In Millions, except EPS) (In Millions, except EPS) 4th Quarter Ended Dec. 31, 2003 Year Ended Dec. 31, 2003 Revenue $1,920.6 $ 8,919.5 GAAP Net Income $ 119.6 $ 282.0 GAAP Fully Diluted Earnings Per Share $ 0.29 $ 0.71 EBITDA, as Adjusted Before Non-Cash and Other Charges(1) $ 422.7 $ 1,581.9 EBITDA, as Adjusted Before Non-Cash and Other Charges to Interest Expense(2) 1.8X 2.0X (1) Earnings Before Interest, Tax, Depreciation and Amortization, as Adjusted for Non-Cash Items; See Appendix A for Reconciliation from Net Income, Which is the Most Directly Comparable GAAP Measure. (2) Interest Expense Includes One-Third of Operating Lease Expense and Distributions on Trust Preferred Securities.

2003 FINANCIAL RESULTS SPARK SPREADS 4th Quarter 4th Quarter 4th Quarter Year Year Year 2003 2002 2003 2002 Megawatt-hours Generated (000s) Megawatt-hours Generated (000s) 20,355 20,264 82,423 72,767 Megawatt-hours Delivered (000s) Megawatt-hours Delivered (000s) 41,034 37,834 163,989 148,507 Spark Spread Spark Spread Total (000s) $ 486,736 $ 488,217 $ 2,024,609 $ 1,922,988 Per mwh $ 23.91 $ 24.09 $ 24.56 $ 26.43

2003 FINANCIAL RESULTS POWER PLANT STATISTICS 4th Quarter 4th Quarter Year Year 2003 2002 2003 2002 Megawatt-hours Generated (000s) Megawatt-hours Generated (000s) 20,355 20,264 82,423 72,767 Plant Availability Factor Plant Availability Factor 91.4% 90.9% 91.2% 91.8% Plant Baseload Capacity Factor Plant Baseload Capacity Factor 48.9% 57.5% 53.3% 64.8% Average Heat Rate (btu / kwh) Average Heat Rate (btu / kwh) 7,409 7,164 7,253 7,239 Plant Operating Costs / mwh at an Assumed 70% Capacity Factor Plant Operating Costs / mwh at an Assumed 70% Capacity Factor $5.05 $4.85 $5.43 $5.75

2003 FINANCIAL RESULTS FUELS COMPANY Proved Reserves (bcfe) Direct Ownership 821 Equity Ownership 18 Owned 839 Controlled 118 957 2003 Production (bcf) Year - 85.2 4th Qtr - 19.8 Approximately 264 mmcfe / day Gross Margin Contribution at Market Prices - $188 Million 2003 2002 2003 2002 Production & DDA Costs 0 2.92 2.65 0 2.68 2.43 0 Impairment Charges 0.92 0 0.21 Realized Margin 0 0.74 1.06 0 2.21 0.47 0 4th Quarter Year Per mcf

2003 FINANCIAL RESULTS RECENT REFINANCING & LIQUIDITY TRANSACTIONS (In Millions) Total Proceeds 4.75% Convertible Senior Notes $ 900.0 9.875% Second Priority Senior Secured Notes 400.0 PG&E Note Receivable Monetization (Gilroy Note) 133.4 Rocky Mountain Project Financing 250.0 Gordonsville Sale 36.2 Lost Pines Sale(1) 150.0 $ 1,869.6 (1) Proceeds Used to Complete Brazos Valley Project Acquisition

Capital Markets Transactions Corporate Term Loans and Secured Notes $ 4.2 CCFC I Term Loans and Secured Notes .8 4.75% Convertible Senior Notes .9 $ 5.9 Liquidity-Enhancing Transactions(1) Project Financings $ 1.1 Contract Monetizations 1.0 Asset Sales .6 $ 2.7 Total $ 8.6 (In Billions) Total Proceeds 2003 FINANCIAL RESULTS SUCCESSFULLY ENHANCED LIQUIDITY (1) Complete List of Liquidity Transactions Detailed in Appendix D

2003 FINANCIAL RESULTS DEBT REPURCHASES Security Security Amount Repurchased Total Consideration Unsecured Senior Notes Unsecured Senior Notes $ 1,458.5 $ 1,177.8 4% Convertible Senior Notes 4% Convertible Senior Notes 539.9 520.8 High Tides I High Tides I 37.5 34.9 Totals $ 2,035.9 $ 1,733.5 $ 1,575.4 Cash Totals $ 2,035.9 $ 1,733.5 158.1 Equity Gain on Purchases $ 302.4 Less: Deferred Financing Costs (23.8) Net Gain $ 278.6 Debt Reduction $ 460.5 Estimated Annual Cash Interest Savings $ 40.0 Estimated Increase to EPS $ 0.05 (In Millions, Except EPS)

2003 FINANCIAL RESULTS NEAR-TERM DEBT MATURITIES 2004 2005 2006 2007 2008 Project Financing 2200 165.3 First Priority 193.5 Second Priority Senior Secured 1209.4 Senior Unsecured 224.7 381.2 380.2 2348.5 (Millions)

CALPINE GENERATING COMPANY, LLC. AT-A-GLANCE 14 New, State-of-the-Art Power Plants 9,820 Megawatts (33% of Calpine Total) Efficient Facilities (6,800 Heat Rate) Operated by Calpine Managed by Calpine Energy Services

CALPINE GENERATING COMPANY, LLC. STRONG INTEREST COVERAGE (In Millions) 2006 Fixed Contracts: Third Party $108 CES 329 $437 Fixed Operating Expenses (183) Available For Debt Service $254 Interest $160 Coverage From Fixed Contracts 1.6X Merchant Spark Spreads per mwh $5 $10 $15 Coverages 2.3X 3.0X 3.7X

2004 FINANCIAL OUTLOOK

2004 FINANCIAL OUTLOOK KEY HIGHLIGHTS & ASSUMPTIONS 8 Projects Entering Operation Totaling 3,800 mw Estimated Generation of Approximately 100 Million mwh (57% Capacity Factor) Assumed Average $7 On-Peak Market Spark Spread

2004 FINANCIAL OUTLOOK INCOME STATEMENT HIGHLIGHTS Revenues $ 11,000 EBITDA, as Adjusted $ 1,700 GAAP Fully Diluted Earnings Per Share $ 0.00 (In Millions, Except EPS)

(In Millions) Sources Sources Sources Sources Sources Beginning Cash & Credit Beginning Cash & Credit Beginning Cash & Credit Beginning Cash & Credit $ 2,300 EBITDA, as Adjusted EBITDA, as Adjusted EBITDA, as Adjusted EBITDA, as Adjusted 1,700 Financings Financings Financings Financings 400 Total Sources Total Sources Total Sources $ 4,400 Uses Uses Uses Uses Uses Cash Interest Cash Interest Cash Interest Cash Interest 1,200 Working Capital & Other Working Capital & Other Working Capital & Other Working Capital & Other 230 Capital Expenditures Capital Expenditures Capital Expenditures Capital Expenditures Committed Committed Committed $295 Discretionary Discretionary Discretionary 275 Turbines Turbines Turbines 200 770 2004 FINANCIAL OUTLOOK SOURCES & USES (continued)

(In Millions) Maintenance Capital Maintenance Capital Maintenance Capital Maintenance Capital Maintenance Capital $ 350 Principal Payments Principal Payments Principal Payments Principal Payments Principal Payments Operating Lease Operating Lease Operating Lease Operating Lease $190 4% Convertible Senior Notes, Net 4% Convertible Senior Notes, Net 4% Convertible Senior Notes, Net 4% Convertible Senior Notes, Net 400 Other Debt Other Debt Other Debt Other Debt 230 820 Total Uses Total Uses Total Uses $ 3,370 Ending Cash & Credit (1) Ending Cash & Credit (1) Ending Cash & Credit (1) Ending Cash & Credit (1) Ending Cash & Credit (1) $ 1,030 2004 FINANCIAL OUTLOOK SOURCES & USES (continued) (1) Assumes Refinancing of $2.2 Billion CCFC II Facility in 2004

2004 FINANCIAL OUTLOOK CONSTRUCTION CAPITAL EXPENDITURES (in Millions) (in Millions) (in Millions) (in Millions) (in Millions) 2004 2005 2006 Projects With Project Financing Projects With Project Financing Projects With Project Financing $ 325 $ 25 $ - Projects With Contracts Projects With Contracts Projects With Contracts 295 110 135 Discretionary Projects Discretionary Projects Discretionary Projects 275 270 100 Total Total $ 570 $ 380 $ 235

2004 FINANCIAL OUTLOOK TREMENDOUS OPERATING LEVERAGE 2004 Guidance Mid-Cycle Normalized Around-the-Clock Spark Spread $ 1.00 $ 10.00 $ 15.00 Capacity Factor 57% 75% 75% Revenue (in Millions) $ 11,000 $ 13,900 $ 14,400 Gross Profit (in Millions) $ 925 $ 1,700 $ 2,250 Net Income (in Millions) $ 0 $ 560 $ 900 GAAP Fully Diluted Earnings Per Share $ 0.00 $ 1.20 $ 1.85 EBITDA, as Adjusted (in Millions) $ 1,700 $ 2,400 $ 2,900

2004 FINANCIAL OUTLOOK FINANCIAL PROGRAM Refinance CCFC II Address High Tides with Equity-Linked Financings Manage Discretionary Capital Expenditures De-Lever Capital Structure Selectively Execute 3(a)9 Transactions Free Cash Flow in 2005

Q&A SESSION

APPENDICES

APPENDIX A GAAP NET INCOME TO EBITDA, AS ADJUSTED

APPENDIX B: PROJECT PORTFOLIO OPERATING ASSETS

APPENDIX B: PROJECT PORTFOLIO OPERATING ASSETS (continued)

APPENDIX B: PROJECT PORTFOLIO OPERATING ASSETS (continued)

APPENDIX B: PROJECT PORTFOLIO CONSTRUCTION PROJECTS

APPENDIX B: PROJECT PORTFOLIO SUMMARY & ASSETS BY REGION

APPENDIX C: CONTRACTUAL PORTFOLIO SUMMARY 151 Contracts / 83 Customers Weighted Average Credit (w/PG&E): BBB+ Weighted Average Credit (PG&E Adjusted): A- 7-Year Weighted Average Life

2004 2005 2006 2007 2008 Fixed Price 36% 27% 26% 23% 22% Heat Rate 63% 72% 72% 71% 71% Other 1% 1% 2% 6% 7% APPENDIX C: CONTRACTUAL PORTFOLIO CONTRACT TYPE

APPENDIX C: CONTRACTUAL PORTFOLIO DEFINITIONS The following detailed reports represent several data points for Calpine's power generation portfolio as of December 31, 2003. Estimated Generation Baseload - Estimated generation, in millions of megawatt hours, represents the baseload generation capacity of Calpine's fleet based upon a 95% plant availability level. This availability factor is used to account for scheduled maintenance and other miscellaneous outages. It also takes into account the generation capacity year-by-year as a result of our current estimates of commercial operation dates for those plants currently in construction. Peaking - Estimated generation, in millions of megawatt hours, represents a peaking generation capacity based upon a 30% plant availability and dispatch factor or higher if a plant-specific contract dictates.

APPENDIX C: CONTRACTUAL PORTFOLIO DEFINITIONS (continued) Contractual Generation This represents in millions of megawatt hours, the baseload and peaking generation under contract. For those contracts that are take or pay, the contractual generation estimate assumes the customers take 100% of the contracted power. Contracts Announced / Signed Subsequent to December 31, 2003 Contracts that have been announced and, or signed subsequent to December 31, 2003 are not reflected in this data. Such contracts, as they are finalized, will be reflected in future Contractual Portfolios. % Sold Calculated as the contractual generation divided by the estimated generation. Contractual Spark Spread Represents the contractual or "locked in" spark spread, per megawatt hour, embedded in the company's contracted portfolio. Also includes the value of the company's equity gas reserves which is represented by the market price of gas less operating costs.

APPENDIX C: CONTRACTUAL PORTFOLIO TOTAL 2004 2005 2006 2007 2008 Estimated Generation (In Millions of mwh) - Baseload 170.6 194.5 204.3 206.4 207.0 - Peaking 23.9 25.0 25.4 25.5 25.5 Total 194.5 219.5 229.7 231.9 232.5 Contractual Generation (In Millions of mwh) - Baseload 80.9 69.1 57.5 42.1 38.6 - Peaking 18.6 18.5 17.4 17.4 17.5 Total 99.5 87.6 74.9 59.5 56.1 % Sold - Baseload 47% 36% 28% 20% 19% - Peaking 78% 74% 69% 68% 69% Total 51% 40% 33% 26% 24% Contractual Spark Spread $2,145 $2,111 $1,921 $1,546 $1,485 (In Millions) Data as of 12/31/03

APPENDIX C: CONTRACTUAL PORTFOLIO WECC 2004 2005 2006 2007 2008 Estimated Generation (In Millions of mwh) - Baseload 42.3 50.4 56.6 58.7 58.9 - Peaking 6.2 6.4 6.6 6.7 6.7 Total 48.5 56.8 63.2 65.4 65.6 Contractual Generation (In Millions of mwh) - Baseload 26.9 27.5 25.4 21.2 19.5 - Peaking 5.2 5.1 4.0 4.0 4.1 Total 32.1 32.6 29.4 25.2 23.6 % Sold - Baseload 64% 55% 45% 36% 33% - Peaking 84% 80% 61% 60% 62% Total 66% 57% 47% 39% 36% Data as of 12/31/03

APPENDIX C: CONTRACTUAL PORTFOLIO ERCOT 2004 2005 2006 2007 2008 Estimated Generation (In Millions of mwh) - Baseload 53.0 54.4 54.4 54.4 54.5 - Peaking 1.2 1.4 1.4 1.4 1.4 Total 54.2 55.8 55.8 55.8 55.9 Contractual Generation (In Millions of mwh) - Baseload 28.9 22.8 15.3 6.5 6.4 - Peaking 0.0 0.0 0.0 0.0 0.0 Total 28.9 22.8 15.3 6.5 6.4 % Sold - Baseload 55% 42% 28% 12% 12% - Peaking 0% 0% 0% 0% 0% Total 53% 41% 27% 12% 11% Data as of 12/31/03

APPENDIX C: CONTRACTUAL PORTFOLIO NORTHEAST 2004 2005 2006 2007 2008 Estimated Generation (In Millions of mwh) - Baseload 17.1 17.1 17.1 17.1 17.1 - Peaking 0.5 0.5 0.5 0.5 0.5 Total 17.6 17.6 17.6 17.6 17.6 Contractual Generation (In Millions of mwh) - Baseload 11.4 5.1 3.7 3.5 3.2 - Peaking 0.0 0.0 0.0 0.0 0.0 Total 11.4 5.1 3.7 3.5 3.2 % Sold - Baseload 67% 30% 22% 20% 19% - Peaking 0% 0% 0% 0% 0% Total 65% 29% 21% 20% 18% Data as of 12/31/03 Includes the Following NERC Regions: NEPOOL, NYPOOL, MAAC, NPCC

APPENDIX C: CONTRACTUAL PORTFOLIO SOUTHEAST 2004 2005 2006 2007 2008 Estimated Generation (In Millions of mwh) - Baseload 23.5 31.0 31.0 31.0 31.1 - Peaking 8.3 8.6 8.6 8.6 8.6 Total 31.8 39.6 39.6 39.6 39.7 Contractual Generation (In Millions of mwh) - Baseload 6.3 9.7 11.0 9.5 8.3 - Peaking 6.6 6.6 6.6 6.6 6.6 Total 12.9 16.3 17.6 16.1 14.9 % Sold - Baseload 27% 31% 35% 31% 27% - Peaking 80% 77% 77% 77% 77% Total 41% 41% 44% 41% 38% Data as of 12/31/03 Includes the Following NERC Regions: SERC, FRCC

APPENDIX C: CONTRACTUAL PORTFOLIO MIDWEST 2004 2005 2006 2007 2008 Estimated Generation (In Millions of mwh) - Baseload 24.7 31.6 35.3 35.3 35.4 - Peaking 7.7 8.1 8.3 8.3 8.3 Total 32.4 39.7 43.6 43.6 43.7 Contractual Generation (In Millions of mwh) - Baseload 2.5 2.2 0.7 0.7 0.5 - Peaking 6.8 6.8 6.8 6.8 6.8 Total 9.3 9.0 7.5 7.5 7.3 % Sold - Baseload 10% 7% 2% 2% 1% - Peaking 88% 84% 82% 82% 82% Total 29% 23% 17% 17% 17% Data as of 12/31/03 Includes the Following NERC Regions/Sub-Region: MAAP, MAIN, ECAR, SPP and Entergy

APPENDIX C: CONTRACTUAL PORTFOLIO UNITED KINGDOM 2004 2005 2006 2007 2008 Estimated Generation (In Millions of mwh) - Baseload 10.0 10.0 10.0 10.0 10.0 - Peaking 0.0 0.0 0.0 0.0 0.0 Total 10.0 10.0 10.0 10.0 10.0 Contractual Generation (In Millions of mwh) - Baseload 5.0 1.8 1.6 0.7 0.7 - Peaking 0.0 0.0 0.0 0.0 0.0 Total 5.0 1.8 1.6 0.7 0.7 % Sold - Baseload 50% 18% 16% 7% 7% - Peaking 0% 0% 0% 0% 0% Total 50% 18% 16% 7% 7% Data as of 12/31/03 Includes the Saltend Energy Centre

APPENDIX D 2003 LIQUIDITY TRANSACTIONS

APPENDIX E DEBT & PREFERRED SECURITIES REPURCHASES (In Millions) (In Millions) Security Amount Repurchased Amount Repurchased 8.25% Senior Notes Due 2005 $ 25.0 4.0% Convertible Senior Notes Due 2006 539.9 10.5 % Senior Notes Due 2006 5.2 7.625 % Senior Notes Due 2006 35.3 8.75 % Senior Notes Due 2007 48.9 7.875% Senior Notes Due 2008 74.8 8.5 % Senior Notes Due 2008 103.3 8.375 % Senior Notes Due 2008 59.2 7.75 % Senior Notes Due 2009 97.2 8.625 % Senior Notes Due 2010 210.4 8.5 % Senior Notes Due 2011 673.4 8.875 % Senior Notes Due 2011 125.8 High Tides I 37.5 Total $ 2,035.9

APPENDIX F OUTSTANDING DEBT DETAIL

APPENDIX F OUTSTANDING DEBT DETAIL (continued)

APPENDIX F OUTSTANDING DEBT DETAIL (continued)